
   As Filed With the Securities and Exchange Commission on November 1, 1999
                                                       Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 --------------

                                   FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                          EN POINTE TECHNOLOGIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           Delaware                                            75-2467002
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)


     100 N. Sepulveda Boulevard, 19th Floor, El Segundo, California 90245
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

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                           EMPLOYEE STOCK PURCHASE PLAN
                             (FULL TITLE OF THE PLAN)

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                               Attiazaz "Bob" Din
                       President and Chief Executive Officer
                           En Pointe Technologies, Inc.
                       100 N. Sepulveda Boulevard, 19th Floor
                           El Segundo, California 90245
                       (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (310) 725-5200
            (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:
                              Nick E. Yocca, Esq.
             Stradling Yocca Carlson & Rauth, a Professional Corporation
        660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

                         CALCULATION OF REGISTRATION FEE

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
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                                         PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF SECURITIES     AMOUNT TO BE      OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
  TO BE REGISTERED       REGISTERED        PER SHARE (1)         PRICE (1)          REGISTRATION FEE
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
Common Stock,              250,000             $9.19            $2,296,875               $639
$.001 par value            shares
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

(1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the Nasdaq National Market for the Common Stock on October 28, 1999 which was $9.1875 per share.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement relates to the En Pointe Technologies, Inc. (the "Company") Employee Stock Purchase Plan (the "Plan"), adopted in March 1996. The Plan, which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code, provides for six-month offerings of Common Stock, with purchases occurring at six-month intervals, for eligible employees. Employees may purchase Common Stock through payroll deductions, not to exceed 20% of an employee's compensation. The maximum number of shares an employee may purchase during any offering period is 2,500. Initially, an aggregate of 250,000 shares of Common Stock were available for grant or award under the Plan, and such 250,000 shares were registered on this form on June 20, 1996. On May 6, 1999, the Company's Board of Directors approved an increase of 250,000 shares of Common Stock issuable under the Plan. On October 18, 1999, the Company's stockholders approved such increase. This registration statement covers the current increase of 250,000 shares of Common Stock issuable under the Plan, bringing the total number of authorized shares to 500,000.

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following document is incorporated herein by reference:

         (a) The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-06395).

Item 8.  EXHIBITS.

         5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

         23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

         23.2  Consent of PricewaterhouseCoopers LLP, independent accountants.

         24.1 Power of Attorney (included on the signature page to the Registration Statement).


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 28th day of October, 1999.

                                     EN POINTE TECHNOLOGIES, INC.

                                     By: /s/ Bob Din
                                        -------------------------------
                                        Attiazaz "Bob" Din
                                        Chief Executive Officer and President


                               POWER OF ATTORNEY

     We, the undersigned officers and directors of En Pointe Technologies, Inc., do hereby constitute and appoint Attiazaz "Bob" Din and Javed Latif or either of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                               DATE

/s/ Bob Din                         Chief Executive Officer,           October 28, 1999
------------------------------      President and Director
Attiazaz "Bob" Din                  (Principal Executive Officer)


/s/ Javed Latif                     Chief Financial Officer            October 11, 1999
-----------------------------       (Principal Financial and
Javed Latif                         Accounting Officer)


/s/ Naureen Din                     Director                           October 28, 1999
-----------------------------
 Naureen Din


/s/ Zubair Ahmed                    Director                           October 12, 1999
-----------------------------
Zubair Ahmed


/s/ Mark Briggs                     Director                           October 28, 1999
-----------------------------
Mark Briggs


/s/ Verdell Garroutte               Director                           October 11, 1999
-----------------------------
Verdell Garroutte

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                                 EXHIBIT INDEX


EXHIBIT
NUMBER               DESCRIPTION
 5.1        Opinion of Stradling Yocca Carlson & Rauth, a Professional
            Corporation.

23.1        Consent of Stradling Yocca Carlson & Rauth, a Professional
            Corporation (included in the Opinion filed as Exhibit 5.1).

23.2        Consent of PricewaterhouseCoopers LLP, independent accountants.

24.1        Power of Attorney (included on the signature page to the Registration
            Statement).

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